UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 11, 2010

WEINGARTEN REALTY INVESTORS
(Exact name of Registrant as specified in its Charter)

Texas	1-9876	74-1464203
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

2600 Citadel Plaza Drive, Suite 125, Houston, Texas 77008
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:  (713) 866-6000

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.              Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

We award long-term equity incentive grants to our named executive officers as part of our overall compensation package.  These awards are consistent with our policies of fostering a performance-based environment and aligning the interests of our senior management with the financial interests of our shareholders.  When determining the amount of long-term equity incentive awards to be granted to our executives, the Management Development and Executive Compensation Committee (“Compensation Committee”) considers, among other things, the following factors:

•	our business performance;
•	the responsibilities and performance of the executive;
•	our share price performance; and
•	other market factors, including the data provided by FPL Associates.

By using a mix of restricted share awards and share options, subject to a five-year graded vesting, we compensate executives for long-term service and share performance.  The Compensation Committee divides the long-term equity incentive compensation 50/50 between restricted share awards and share options.  Because these awards are part of an annual compensation program designed to establish our total compensation, equity awards from prior years were not considered when determining the awards related to 2009 performance. The aggregate fair value of the long-term incentive awards granted in 2010 to (i) our Chief Executive Officer is $1,300,000; (ii) our Chairman is $650,000; (iii) our Executive Vice President/Chief Financial Officer is $327,651; and (iv) our Executive Vice President/Asset Management is $313,001.   For this purpose, restricted share awards were valued at the average of the high and low share price on the date of grant, and share options were valued based on the lower of either the Black-Scholes valuation method or 20% of the average of the high and low share price on the date of grant.  The value we use for this purpose may be different than the value we use for financial statement purposes.  The median value of the long-term incentive awards granted to Chief Executive Officers in our retail REIT peer group was $919,994 and in our size-based REIT peer group was $1,394,727.

Restricted Share Awards.  The Compensation Committee determines the number of restricted shares and the period and conditions for vesting.  The award determination is subjective based on the Compensation Committee’s review of the factors described above and the level of performance met for those factors.  Based on 2009 performance, on May 6, 2010, the Compensation Committee awarded restricted share awards to be granted on May 11, 2010 for an aggregate of 57,113 common shares to our named executive officers, including, (i) 28,660 common shares to our Chief Executive Officer; (ii) 14,330 common shares to our Chairman; (iii) 7,223 common shares to our Executive Vice President/Chief Financial Officer; and (iv) 6,900 common shares to our Executive Vice President/Asset Management.  Restricted share awards vest at a rate of 20% per year, beginning on the first anniversary of the share grant.

Share Options.  The Compensation Committee administers our equity plans.  The share options determination is subjective based on the Compensation Committee’s review of the factors described above and the level of performance met for those factors.  Our policies and option plans require options to be granted at an exercise price calculated as the average of the high and low share price for the third business day after our release of earnings that next follows the meeting of the Compensation Committee at which the options were awarded.  Based on 2009 performance, on May 6, 2010, the Compensation Committee awarded share options to be granted on May 11, 2010 for an aggregate of 285,314 common shares to our named executive officers, including (i) 143,172 common shares awarded to our Chief Executive Officer; (ii) 71,586 common shares to our Chairman; (iii) 36,085 common shares to our Executive Vice President/Chief Financial Officer; and (iv) 34,471 common shares to our Executive Vice President/Asset Management.  Share option awards vest at a rate of 20% per year, beginning on the first anniversary of the option grant.  The exercise price of the share options is $22.68.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 1, 2010

WEINGARTEN REALTY INVESTORS

By:	/s/ Joe D. Shafer
Joe D. Shafer
Senior Vice President
and Chief Accounting Officer